Exhibit 99.1

Contacts:	For Media:	Randolph Clerihue
(212)578-5061

	For Investors:	Edward Spehar
(212)578-7888

METLIFE TO ASK FEDERAL COURT TO REVIEW SIFI DESIGNATION

MetLife provided substantial and compelling evidence demonstrating it is not systemically important under the Dodd-Frank Act criteria

Designation will harm competition among life insurers and negatively impact availability and affordability of financial protection for consumers

FSOC should not make non-bank SIFI designations until the rules are clear and the impact on designated firms and broader economy can be accurately assessed

NEW YORK, Jan. 13, 2015 – MetLife, Inc. (NYSE: MET) will file an action in the U.S. District Court for the District of Columbia today to overturn the Financial Stability Oversight Council’s (FSOC) designation of the company as a non-bank systemically important financial institution (SIFI).

“We had hoped to avoid litigation after we presented substantial and compelling evidence to FSOC demonstrating that MetLife is not systemically important,” said Chairman, President and CEO Steven A. Kandarian. “Now we will take the next step in the process established by the Dodd-Frank Act and ask a federal judge to review FSOC’s decision.”

In Dodd-Frank (Section 113(h), “Judicial Review”), Congress specifically provided that any company designated as a SIFI may petition the federal courts for an order “requiring that the final determination be rescinded.” In taking the unusual step of providing for judicial review, Congress recognized that the implications of a designation were potentially so negative that independent review by the courts should be available. MetLife’s filing will be available online later today.

“MetLife has always supported robust regulation of the life insurance industry and has operated under a stringent state regulatory system for decades,” Kandarian said. “However, adding a new federal standard for just the largest life insurers and retaining a different standard for everyone else will drive up the cost of financial protection for consumers without making the financial system any safer. The government should preserve a level playing field in the life insurance industry. If additional regulation is necessary, the government has a superior tool at its disposal – an approach that focuses on potentially systemic activities regardless of the size of the firm. FSOC has already embraced that activities-based approach for the asset management industry.”

Kandarian continued, “FSOC’s designation of MetLife is premature. FSOC has designated non-bank SIFIs before the rules governing these companies have even been written. The Council should wait until the rules are in place and it knows the impact on designated firms.”

“It is not enough to designate companies as SIFIs merely because they are big,” Kandarian added. “The Dodd-Frank Act is clear that size alone does not make a company systemic. We look forward to a legal review of FSOC’s decision.”

Gibson, Dunn & Crutcher LLP and Sullivan & Cromwell LLP are serving as outside counsel to MetLife, Inc. on SIFI-related issues.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.‘s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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